                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Burnham Pacific Properties, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-10559, 333-58347 and 333-86419 on Form S-8 and 33-56555, 333-31591 and
333-69957 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated March 1, 2000 appearing in this Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1999.

//Deloitte & Touche, LLP//

March 28, 2000
San Diego, California